Exhibit 3.3.44

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1995)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!

George H. Ryan	FILED	This space for use
Secretary of State		by
Department of Business Services	APR 18 1996	Secretary of State
Springfield, IL 62756
	GEORGE H. RYAN	Date 4-15-96
Payment must be made by certified check,	SECRETARY OF STATE	Franchise Tax	$2500
cashier’s check, Illinois attorney’s check,		Filing Fee	$7500
Illinois C.P.A’s check or money order,		Approved	100
payable to “Secretary of State.”

1.	CORPORATE NAME:	WEBSTER CHICAGO CINEMAS, INC.			/s/ Illegible

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Prentice-Hall Legal Financial Services
		First Name		Middle Initial	Last Name

	Initial Registered Office:	33 North LaSalle Street
		Number		Street	Suite #
		Chicago	IL	60602	Cook
		City		Zip Code	County

3.	Purpose or purposes for which the corporation is organized:
(if not sufficient space to cover this point, add one or more sheets of this size.)

Motion Picture Exhibition and any other purposes permitted by law.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	$1.00	500	500		$500.00
			TOTAL =	$

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size)

5882-896-3	EXPEDITED

APR 18 1996

SECRETARY OF STATE

(over)

5.	OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: 3
		(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name	Residential Address	City State, ZIP
Barrie Lawson Loeks	4 Baron Pl	Ryc, NY 10580
Jim Loeks	4 Baron Pl.	Ryc, NY 10580
Seymour H. Smith	140-10 84th Dr.	Jamaica, NY 11435

6.	OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be :	$
		(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
		(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
		(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7.	OPTIONAL :	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S)& ADDRESS(ES) OF INCORPORATOR(S)

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	April 15, 1996.

	Signature and Name	Address

1.	/s/ JUDI A. OLSEN	1.	96 Beach Street
	Signature		Street

	Judi A. Olsen		Maywood	NJ	07607
	(Type or print Name)		City/Town	State	Zip Code

2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

(Signature must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signature may only be used on conformed copies.)

NOTE: If a corporation acts as an Incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•                  The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•                  The filling fee is $75.

•                  The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Recieved as set forth in item 4 does not exceed $16,667)

•                  The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523
C-162.18

PAID
MAR 22 2002
EXPEDITED
SECRETARY OF STATE
Form BCA-10.30	ARTICLES OF AMENDMENT
(Rev. Jan. 1999)		File # 5882-896-3

Jesse White		SUBMIT IN DUPLICATE
Secretary of State		This space for use by
Department of Business Services		Secretary of State
Springfield, IL 62756
Telephone (217) 782-1832	FILED	Date 3-22-02

Remit payment in check or money order,	MAR 22 2002	Franchise Tax	$
payable to “Secretary of State.”
The filing fee for restated articles of	JESSE WHITE	Filing Fee*	$25.00
amendment - $100.00	SECRETARY OF STATE	Penalty	$
http://www.sos.state.il.us
		Approved:	/s/ Illegible
CP0167963

1.	CORPORATE NAME: Webster Chicago Cinemas, Inc.

2.	MANNER OF ADOPTION OF AMENDMENT:

	The following amendment of the Articles of Incorporation was adopted on March 21, 2002 in the manner indicated below. (“X” one box only)	(Month & Day)
(Year)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)

☐

By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Notes 4 & 5)

☐

By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)

☐

In accordance with Section 10.40, this Amendment to the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation, et al., case number 01-40442, confirmed and approved March 1, 2002.

3.		TEXT OF AMENDMENT:

	a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

All changes other than name, include on page 2
(over)

	c.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

Article Four, Paragraph 2 of the Articles of Incorporation is hereby amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.

The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No change

5.

(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No change

	Before Amendment	After Amendment

Paid-in Capital	$	$

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	3/21	, 2002	Webster Chicago Cinemas, Inc.
	(Month & Day)	(Year)	(Exact Name of Corporation at date of execution)

Attested by	/s/ JOHN C. MCBRIDE, JR.	by	/s/ BRYAN BERNDT
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	John C. McBride, Jr., Assistant Secretary		Bryan Berndt, Vice President
	(Type or Print Name and Title)		(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated	March	, 2002
(Month & Day) (Year)